UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On April 16, 2007, JDA Software Group, Inc. (“JDA”) announced preliminary financial results for the first quarter ended March 31, 2007 by issuing a press release. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 to this Current Report on Form 8-K. The press release contains forward-looking statements regarding JDA and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
     We reported that GAAP net income for the first quarter ended March 31, 2007 would be between $0.15 to $0.17 per share. For purposes of the non-GAAP measures of performance provided with the press release, we have included the mid-point of our estimated range of GAAP net income for the first quarter ended March 31, 2007.
     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Use of Non-GAAP Financial Information
     JDA provides a non-GAAP measure of adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share in the attached press release. The presentation is intended to be a supplemental measure of performance and typically excludes non-cash charges such as amortization of intangibles, and certain non-recurring charges that impact the comparability of one quarter to another, or the comparability of JDA’s performance to another company that is providing this type of supplemental information. The presentation is not intended to replace or to be displayed more prominently than our GAAP measurement of operating income and earnings per share. We have provided clear, concise disclosure to enable investors to reconcile the non-GAAP measures to the most directly comparable measure under GAAP.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Press Release dated April 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: April 16, 2007	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release dated April 16, 2007.